UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2013

GLOBE SPECIALTY METALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34420	20-2055624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, 250 West 34th Street, Suite 4125

New York, New York 10119

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 798-8122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

    On August 20, 2013, Globe Specialty Metals, Inc. issued a press release announcing results for its fiscal fourth quarter and year ended June 30, 2013. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In addition, certain supplemental information not included in the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

    This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 7.01. Regulation FD Disclosure

    The information contained in Item 2.02 of this Current Report is incorporated herein by this reference.

    On August 20, 2013 the Company issued a press release related to a credit agreement. A copy of the press release is attached as Exhibit 99.3. The  information included in Item 7.01 of this report (including Exhibit 99.3) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability provisions of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange  Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated August 20, 2013, announcing fiscal fourth quarter and year end results

99.2	Fiscal Fourth Quarter and Year End 2013 Earnings Call Presentation

99.3	Press release dated August 20, 2013 entitled “Globe Specialty Metals Enhances Flexibility and Lowers Costs by Refinancing its $300 Million Revolving Credit Facility.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBE SPECIALTY METALS, INC.
Dated: August 20, 2013	By:	/s/ Stephen Lebowitz
		Name:	Stephen Lebowitz
		Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated August 20, 2013, announcing fiscal fourth quarter and year end results
99.2	Fiscal Fourth Quarter and Year End 2013 Earnings Call Presentation
99.3	Press release dated August 20, 2013 entitled “Globe Specialty Metals Enhances Flexibility and Lowers Costs by Refinancing its $300 Million Revolving Credit Facility.”